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                                                                   EXHIBIT 10.19

                              AMENDMENT AGREEMENT


     THIS AMENDMENT (the "Amendment") is made as of the 28th day of January, 1994 by and among WMX TECHNOLOGIES, INC., CHEMICAL WASTE MANAGEMENT, INC., WHEELABRATOR TECHNOLOGIES INC., WASTE MANAGEMENT INTERNATIONAL, INC., WASTE MANAGEMENT INTERNATIONAL plc and RUST INTERNATIONAL INC.


                                    RECITALS

     WHEREAS, the parties hereto are also party to a certain First Amended and Restated International Business Opportunities Agreement dated as of January 1, 1993 (the "Agreement") pursuant to which they have allocated various business opportunities among themselves.

     WHEREAS, Chemical Waste Management, Inc. and Waste Management, Inc., a wholly owned subsidiary of WMX Technologies, Inc., agree that it is in their best interests to amend the Agreement with respect to the allocation set forth therein of certain business opportunities in Mexico;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 3.2(b)(ii) of the Agreement is hereby deleted in its entirety and the following is inserted in its stead:

          (ii) opportunities in North America (other than opportunities allocated to Rust under this Section 3.2(b)) relating to the storage, processing, treatment or disposal of (A) radioactive wastes, (B) hazardous wastes in the United States currently or in the future regulated under the Resource Conservation and Recovery Act or wastes the storage, treatment or disposal of which is currently regulated as hazardous or toxic under the Toxic Substances Control Act in the United States, (C) such wastes in Canada which would be so regulated in the United States or (D) wastes in Mexico which are currently or in the future regulated as hazardous or toxic under the general law of Ecological Equilibrium and Protection to the Environment, as such law now exists or in the future may be amended, modified, revised or restated, or other applicable laws in Mexico, shall be allocated to CWM;

     2. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.
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     3.  Third Party Rights.  This Amendment shall not provide any third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Amendment.

     4. Affiliates. The parties hereto acknowledge that they often conduct their business operations through controlled Affiliates (as defined in the Agreement). The parties hereto therefore agree that they will cause their respective direct and indirect controlled Affiliates to abide by the terms of this Amendment as if they were parties hereto to the extent necessary to carry out the purposes of this Amendment. Further, each party shall be entitled to cause its obligations hereunder to be satisfied, and to cause its benefits hereunder to be received, by its controlled Affiliates.

     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     6. Choice of Law. This Amendment shall be interpreted and construed in accordance with the internal laws (and not the conflicts of laws rules) of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

     7. Assignment. This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, but neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties hereto.

     8. Severability. If any provision of this Amendment is prohibited by or held to be invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Amendment. Each provision in this Amendment shall be read and construed independently of the other provisions hereof. If any provision of this Amendment, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable for any reason, such judgment shall in no way affect any other provision of this Amendment, the application of such provision in any other circumstances or to any other party or the validity or enforceability of this Amendment. If any provision or part of a provision in this Amendment is held to be unenforceable because of the duration of such provision, the geographical area covered by such provision or the range of activities covered by such provision, the parties agree that the court making such determination will have the power to reduce the duration, area and scope of such provisions and to delete specific words or phrases, if and as necessary under law, and in its reduced form such provision will then be enforceable and will be enforced.

     9. Registration of Agreement. If there is any provision of this Amendment, or of any agreement or arrangement of which this Amendment forms part, which causes or would cause this Agreement or that agreement to be subject to registration under the Restrictive Trade Practices Act 1976 of Great Britain, then that provision shall not take effect until the day after particulars of this Amendment or that agreement or arrangement

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(as the case may be) have been furnished to the Director General of Fair Trading pursuant to Section 24 of that Act.

     10. Ratification. Except as specifically amended hereby, the Agreement is hereby ratified, confirmed and approved.

                                 WMX TECHNOLOGIES, INC.

                                 By: /s/ James E. Koenig
                                    -------------------------------
                                 Name:  James E. Koenig
                                 Title:    Senior Vice Preident, Chief
                                           Financial Officer and Treasurer

                                 CHEMICAL WASTE MANAGEMENT, INC.

                                 By: /s/ Jerome D. Girsch
                                    -------------------------------
                                 Name:  Jerome D. Girsch
                                 Title: Executive Vice President, Chief
                                        Financial Officer, Treasurer and
                                        Controller

                                 WHEELABRATOR TECHNOLOGIES INC.

                                 By: /s/ John D. Sanford
                                    -------------------------------
                                 Name:  John D. Sanford
                                 Title: Vice Preident, Chief Financial
                                        Officer Treasurer and Principal
                                        Accounting Officer

                                 WASTE MANAGEMENT INTERNATIONAL, INC.

                                 By: /s/ Herbert A. Getz
                                    -------------------------------
                                 Name:  Herbert A. Getz
                                 Title: Vice President

                                 WASTE MANAGEMENT INTERNATIONAL PLC

                                 By: /s/ Edwin G. Falkman
                                    -------------------------------
                                 Name:  Edwin G. Falkman
                                 Title: Chief Executive

                                 RUST INTERNATIONAL INC.

                                 By: /s/ Harold W. Ingalls
                                    -------------------------------
                                 Name:  Harold W. Ingalls
                                 Title: Vice President, Chief Financial
                                        Officer and Treasurer

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